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SIXTH AMENDMENT TO
UNCOMMITTED UNSECURED LINE OF CREDIT
This SIXTH AMENDMENT TO UNCOMMITTED UNSECURED LINE OF CREDIT
(this “Amendment”) is dated October 30, 2026, and effective as of November 2, 2026 (the “Effective
Date”) and is entered into by the borrower named on the signature pages hereto (the “Borrower”) and the lender named on the signature pages hereto (the “Existing Lender”).
A.Borrower and Brookfield US Holdings Inc. (the “First Lender”) have entered into that certain
Uncommitted Unsecured Line of Credit dated as of November 2, 2021 (the “Agreement” and the
Agreement, as amended or otherwise modified by the First Amendment (as defined below), as amended or otherwise modified by the Second Amendment (as defined below), as amended or otherwise modified by the Third Amendment (as defined below), as amended or otherwise modified by the Fourth Amendment
(as defined below), as amended or otherwise modified by the Fifth Amendment (as defined below) and this Sixth Amendment, the “Amended Agreement”).
B.The Agreement was amended and restated effective on November 2, 2022 in connection with the (i) extension of the maturity date to November 2, 2023 and (ii) replacement of the First Lender with
Brookfield Corporate Treasury Ltd. (the “Second Lender”) (the “First Amendment”).
C.The Agreement was amended and restated effective on November 2, 2023 in connection with the extension of the maturity date to November 2, 2024 (the “Second Amendment”).
D.The Agreement was amended and restated effective on November 2, 2024 in connection with the extension of the maturity date to November 2, 2025 (the “Third Amendment”).
E.The Agreement was amended and restated effective on November 2, 2024 in connection with the replacement of the Second Lender with the Existing Lender (the “Fourth Amendment”).
F.The Agreement was amended and restated effective on November 2, 2025 in connection with the extension of the maturity date to November 2, 2026 (the “Fifth Amendment”).
G.Borrower has requested that the Agreement be further amended to extend the maturity date.
Pursuant to Section 11 of the Agreement, the Borrower delivered to the Existing Lender an extension request no less than thirty (30) days prior to the Stated Expiration Date (as defined in the First
Amendment), there exists no Event of Default, and the Existing Lender has provided its consent to the extension of the Stated Expiration Date to November 2, 2027.
H.Borrower and the Existing Lender have agreed, upon the following terms and conditions, to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

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1.DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the
Agreement.
2.AMENDMENTS TO AGREEMENT.
(a)The Agreement and all schedules thereto are hereby amended to reflect the following amendments:
i.The first sentence of Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:
“Requests for Loans under the Line may be made from the date of the Agreement to but excluding November 2, 2027 (the “Stated Expiration Date”), as such date may be extended pursuant to Section 11 hereof.”
ii.Exhibit B to the Agreement, Promissory Note, is hereby deleted in its entirety and Exhibit B attached hereto is substituted in lieu thereof with the changes as marked in track changes.
3.MISCELLANEOUS.
(a)No Other Amendments. Except as expressly amended herein, the terms of the
Agreement shall remain in full force and effect.
(b)Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed: (a) to be a consent under or waiver of any other term or condition in the
Agreement or any of the other Loan Documents; or (b) to prejudice any right or rights which the Existing
Lender or the Subsequent Lender now has or may have in the future under, or in connection with the
Amended Agreement, the Loan Documents or any of the other documents referred to herein or therein.
From and after the date of this Amendment, all references in the Loan Documents to the Agreement shall be deemed to be references to the Agreement after giving effect to this Amendment, and each reference to
“hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this
Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.
(c)GOVERNING LAW. THIS AMENDMENT AND THE OTHER LOAN
DOCUMENTS SHALL BE CONSTRUCTED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.
(d)SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern
District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any

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judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the
Lender may otherwise have to bring any action or proceeding relating to this Agreement against the
Borrower or its properties in the courts of any jurisdiction.
[SIGNATURE PAGE FOLLOWS]

Existing Lender:
Brookfield US Inc.
By: /s/ Jennifer Ritchie
Name: Jennifer Ritchie
Title: Vice President
AGREEDANDACCEPTEDASOFTHE
EFFECTIVE DATE:
Borrower:
Brookfield REIT Operating Partnership L.P.
By: Brookfield REIT OP GP LLC,
its general partner
By: Brookfield Real Estate Income Trust Inc., its sole
member
By: /s/ Theodore Hanno
Name: Theodore Hanno
Title: Managing Director

EXHIBIT B TO LETTER AGREEMENT
[Form of Master Note]
PROMISSORY NOTE
[DATE]
New York, New York
FOR VALUE RECEIVED, each of the entities listed on Schedule II hereto (as updated from time to time, collectively, the “Borrowers”; each, a “Borrower”), hereby promises to pay to the order of
Brookfield US Inc. (the “Lender”), at the Lender’s office at 181 Bay Street, Suite 300, Toronto ON M5J
2T3 Canada, the aggregate unpaid principal amount of each loan made by the Lender to such Borrower
(each a “Loan”; collectively, the “Loans”) on the due date for each Loan (as recorded by the Lender on its books and records and/or on Schedule I hereto or continuation thereof).
Loans evidenced hereby are made pursuant to that certain letter agreement dated November 2, 2021 between the Lender and the Borrowers party thereto (as amended by the First Amendment to Uncommitted
Unsecured Line of Credit, effective as of November 2 2022, as amended by the Second Amendment to
Uncommitted Unsecured Line of Credit, effective as of November 2 2023, as amended by the Third
Amendment to Uncommitted Unsecured Line of Credit, effective as of November 2, 2024, as amended by the Fourth Amendment to Uncommitted Unsecured Line of Credit, effective as of November 2, 2024, as amended by the Fifth Amendment to Uncommitted Unsecured Line of Credit, effective as of November
2, 2025 and as amended by the Sixth Amendment to Uncommitted Unsecured Line of Credit, effective as of November 2, 2026 and as further supplemented, or otherwise modified from time to time, the “Letter
Agreement”) providing for an uncommitted unsecured line of credit. This Promissory Note (the “Note”)
is the “Master Note” as defined in the Letter Agreement. The liability of each Borrower under this Note shall be governed by the terms of Section 8(n) of the Letter Agreement. The recourse to any Investor under this Note shall be limited as provided in Section 10 of the Letter Agreement.
Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms herein shall have the meanings assigned to them in the Letter Agreement. As used herein, the following terms shall have the meanings specified below:
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.
"Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, any conforming changes regarding applicable definitions, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters that the
Lender decides, in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of SOFR and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists,

in such other manner of administration as the Lender determines in consultation with the Borrowers is reasonably necessary in connection with the administration of this Note, the Letter Agreement, and any other Loan Document).
“Default” means any event or condition which, with the passage of time, the giving of notice, or both, would give rise to an Event of Default.
“Dollars” or “$” mean, at any time, the lawful currency of the United States of America.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes.
“ERISA Investor” means an Investor in the applicable Borrower that is (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) or trust or custody account therefor (or a master trust or custody account therefor) subject to Title I of ERISA, (b) a group trust, as described in Revenue Ruling
81-100 or insurance company separate account that includes one or more Persons described in clause (a)
above, or (c) a partnership, insurance company general account, or other account or other fund that is deemed to hold “plan assets” pursuant to the Plan Asset Regulation of one or more Persons described in clause (a) or
(b) above.
“Event of Default” has the meaning set forth in Section 7 of this Note.
“Excluded Taxes” means (a) any income or franchise Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction of the governmental authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising on account of the execution, delivery, performance, filing, recording, or enforcement of, or other activities contemplated in, this Note), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Lender is located, (c) any withholding Taxes resulting from any law in effect on the date hereof (or on the date the Lender designates a new lending office or on the date the Lender assigns this Note to another party), except to the extent that Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding Taxes pursuant to the paragraphs relating to payments made without deduction for Indemnified Taxes, to exemption from or reduction of withholding Tax and to refund of Indemnified Taxes, (d) any Taxes attributable to the Lender’s failure to comply with the paragraphs in Section 4 relating to exemptions from or reduction of withholding Taxes
(including with respect to FATCA), and (e) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing the foregoing.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to payments under this Note.
“Interest Payment Date” means (i) the last day of the Interest Period; and (ii) the date of any payment of principal.

“Interest Period” means, with respect to a Loan, the period commencing on the date such Loan is made and ending on the numerically corresponding day one week, two weeks, one calendar month, two calendar months, three calendar months, six calendar months or nine calendar months thereafter, as selected by the applicable Borrower and as recorded by the Lender on its books and records and/or Schedule I hereto or any continuation thereof, or if such day is not a Business Day, then on the immediately succeeding Business
Day; provided, that if such Business Day would fall in the next calendar month, such Interest Period shall end on the immediately preceding Business Day; and provided, further, that any Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month(s)) shall, subject to the foregoing proviso, end on the last Business Day of the appropriate calendar month.
“Lien” means, (a) with respect to any asset, (x) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (y) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Plan Asset Regulations” means U.S. Department of Labor Regulation Section 2510.3-101, 29 C.F.R. §
2510.3-101, as modified by Section 3(42) of ERISA, and any successor statutory or regulatory provisions.
“SOFR” means, for any Interest Period for each Loan comprising part of the same borrowing, the rate per annum equal to the Term SOFR Screen Rate at 11:00 am (New York time) on the day that is two (2) U.S.
Government Securities Business Days preceding the rate determination date with a term equivalent to such
Interest Period; provided, that, if the rate is not published prior thereto, then SOFR means the TERM SOFR
Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; plus, in each case, the SOFR Adjustment; provided, further, that to the extent a successor rate is mutually agreed upon by the parties hereto, such agreed upon rate shall be applied to the applicable Interest Period in a manner consistent with market practice.
“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, charges, or withholdings
(including backup withholding), assessments or fees imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Lender from time to time).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the
Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
Section 2. Interest. Interest shall accrue on the unpaid balance of the principal amount of each Loan
(including PIK Interest) made to a Borrower from and including the date of such Loan to but excluding the date of its repayment at a fixed rate per annum equal to the lowest then-current borrowing rate for any similar credit product offered by a third-party provider to such Borrower or any of its affiliate entities within the structure of the Brookfield Real Estate Income Trust Inc., or, if such rate is not offered, SOFR applicable to such Loan plus 2.25%. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. All accrued and unpaid interest (including any accrued PIK Interest) as of an applicable
Interest Payment Date shall be paid in kind by capitalizing such interest and adding it to the principal amount outstanding under this Note (“PIK Interest”). In the event that any principal of or interest accrued and unpaid hereon shall not be paid when due, interest shall be payable on any such overdue amount upon written demand at a rate per annum equal to 2.0% in excess of the interest rate specified in the immediately preceding sentence (but not at a rate higher than the highest interest rate permitted by applicable law) on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof to the date of actual payment (after as well as before judgment and during bankruptcy). All payments hereunder shall be made in Dollars and in immediately available funds and in accordance with the last paragraph of Section 8. Notwithstanding any other provision hereof, if the Lender shall determine prior to the commencement of any Interest Period that adequate and reasonable means do not exist for ascertaining SOFR, then the Lender shall promptly give notice thereof to the Borrowers and at the Lender’s option it may demand repayment of the affected Loan(s), and even absent such demand, no Loan shall be created or continued for such Interest Period until adequate and reasonable means exist for ascertaining
SOFR or the parties hereto mutually agree upon a successor thereto. In connection with the use or administration of SOFR, the Lender (in consultation with the Borrowers) will have the right to make
Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Letter
Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Note, the Letter Agreement or any other Loan Document. The Lender will promptly notify the Borrowers of the effectiveness of any
Conforming Changes in connection with the use or administration of SOFR.
Section 3. Prepayment; Repayment. Each Borrower shall have the right voluntarily to prepay without penalty or premium, at any time and from time to time, all or any portion of the outstanding principal balance of any Loan to it; provided, that accrued interest upon the amount prepaid shall be paid at the time of any such prepayment; provided, further, that if any principal of a Loan is paid prior to the last day of the Interest Period therefor set forth in the books and records of the Lender and/or Schedule I hereto or any continuation thereof (whether by acceleration, prepayment or otherwise), such Borrower also agrees to pay to the Lender such amount as is reasonably determined by the Lender to represent the aggregate losses, costs, and expenses incurred or suffered by the Lender as a result of such prepayment. A certificate of the Lender setting forth the foregoing amount shall, absent manifest error, be conclusive and binding for all purposes. The applicable Borrower shall pay the Lender the amount shown as due on any such certificate promptly upon receipt thereof.
Each Loan shall be paid in full by the applicable Borrower, together with all accrued and unpaid interest thereon, in accordance with Section 12 of the Letter Agreement.
Section 4. Taxes. Any and all payments by or on account of a Borrower under this Note shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If a
Borrower shall be required by law to withhold or deduct any Taxes from such payments, then (i) such
Borrower shall make such withholdings or deductions, (ii) such Borrower shall pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law, and (iii) if the Tax in question is an Indemnified Tax, the sum payable by the Borrower to the Lender shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4), the Lender receives an amount equal to the sum it would have received had no such deductions been made. The applicable Borrower shall indemnify the Lender for the full amount of any
Indemnified Taxes payable or paid by the Lender.

To the extent the Lender is entitled to an exemption from or a reduction of withholding Tax with respect to payments made by or on account of a Borrower, the Lender shall deliver to such Borrower, at the time or times reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if requested by such Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower as will enable such
Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall, upon the reasonable request from such Borrower, update such form or certification or promptly notify such Borrower in writing of its legal inability to do so.
If a payment made to the Lender under this Note would be subject to U.S. federal withholding tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA
(including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the relevant Borrower at the time or times prescribed by law and at such time or times reasonably requested by a Borrower such documentation prescribed by applicable law (including as prescribed by
Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a
Borrower or as may be necessary for such Borrower to comply with their obligations under FATCA, to determine whether the Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date hereof.
If the Lender receives a refund in respect of any Indemnified Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 4, it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower pursuant to this Section 4), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that such Borrower, upon the request of the Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Lender in the event the Lender is required to repay such refund to such governmental authority.
Each Borrower shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lender (and any permitted assignee lender (each, an
“Assignee”)), and principal amount (and stated interest) of the amounts owing to the Lender and each
Assignee, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the
Register shall be conclusive absent manifest error, and the applicable Borrower, the Lender and the
Assignee(s) (if any) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender or an Assignee, as the case may be, hereunder for all purposes of this Note, notwithstanding notice to the contrary. No transfer is effective until the transferee is reflected as such on the Register pursuant to this Section 4. The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 4, this Section 4 shall be construed in accordance with that intent.
Section 5. Covenants. At any and all times as the principal of or interest on any Loan evidenced hereby remains unpaid, each Borrower agrees that it will:
(a)[reserved];

(b)not amend or modify, or permit any amendment or modification of, its Constituent Documents in a manner that could reasonably be expected to materially and adversely affect the Lender; and
(c)if at any time amounts in respect of unpaid principal or interest for any Loan to it evidenced by this
Note become due and payable, make such payments in accordance with the last paragraph of
Section 8.
Section 6. Representations and Warranties. Each Borrower, with respect to itself, represents and warrants on the date hereof and on each date that a Loan shall be made that (a) it has been duly formed and is validly existing; (b) it has provided the Lender with a true and complete copy of its Constituent
Documents as in effect on the date hereof; (c) this Note has been duly authorized, executed, and delivered by such Borrower and constitutes its legal, valid, and binding obligation, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors rights; (d) its execution, delivery, and performance of this Note have been duly authorized by all requisite action and will not conflict with, violate, result in any default under, or result in the creation of any Lien on any of its assets pursuant to, its Constituent
Documents, any applicable law or regulation, any judgment, order or decree binding on it or any material agreement or instrument or contractual restriction to which it is party or which is binding on it or its properties; (e) [reserved]; (f) [reserved]; and (g) assuming that no portion of the assets used by the Lender in connection with the Loans hereunder constitutes assets of (A) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) or “plan” (as such term is defined in Section 4975(e) of the Code) or trust or custody account therefor (or master trust or custody account therefor) subject to Title I of ERISA or Section 4975 of the Code, (B) a group trust, as described in Revenue Ruling 81-100 or insurance company separate account that includes one or more Persons described in clause (A) above, or (C) a partnership, insurance company general account, or other account or other fund that is deemed to hold “plan assets” pursuant to the Plan Asset Regulation of one or more Persons described in clause (A) or (B) above, then the transactions contemplated by this Note will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975(c)(1)(A)-(C) of the Code or Section 406(a) of ERISA) that could subject the Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
Section 7. Events of Default. Any of the following shall, with respect to a Borrower, constitute an
“Event of Default”:
(a)any representation or warranty by such Borrower hereunder proves to be untrue or incorrect in any material respect when made;
(b)any principal or interest, regardless of amount, due with respect to such Borrower under this Note is not paid, with respect to principal, on the date when and as the same shall become due and payable, whether upon maturity, acceleration, demand (subject to the last paragraph of Section 8)
or otherwise and, with respect to interest, within five (5) Business Days after the date when and as the same shall become due and payable;
(c)[reserved];

(d)such Borrower shall fail to observe or perform any other term, covenant, condition or agreement contained herein and such failure shall continue for thirty (30) days after notice from the Lender;
(e)an involuntary proceeding shall be commenced or an involuntary petition shall be filed against such
Borrower seeking (i) liquidation, reorganization or other relief in respect of such Borrower, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(f)such Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v)
make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(a)such Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(b)one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against such Borrower and the same shall not be covered by insurance and remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any or any affiliate of them to enforce any such judgment; or
(c)beginning with the first day of the taxable year in which such Borrower qualifies as a REIT under
Section 856 of the Code, the date on which such Borrower no longer qualifies as a REIT under
Section 856 of the Code.
For the avoidance of doubt, the occurrence of a Default or an Event of Default with respect to one Borrower shall not, by itself, result in a Default or an Event of Default with respect to any other Borrower. If any
Event of Default occurs and is continuing, the Lender may declare the entire outstanding principal amount of each Loan to the applicable Borrower and all accrued and unpaid interest owing thereon to be immediately due and payable by such Borrower; provided that if an Event of Default described in Sections
7(b), 7(e) or 7(f) has occurred and is continuing, the outstanding principal amount of each Loan to such
Borrower and all accrued and unpaid interest owing thereon shall become immediately due and payable concurrently therewith, without any further action by the Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Borrowers hereby expressly waives.
Section 8. Miscellaneous.
Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. Neither the failure nor any delay on the part of the Lender in any particular instance to exercise any right, power or privilege hereunder shall constitute a waiver thereof in that or any subsequent instance.
No consent or waiver of the terms of this promissory note shall be effective unless in writing. All rights and remedies of the Lender are cumulative and concurrent, and no single or partial exercise by the Lender of any right, power or privilege shall preclude any other or further exercise of any other right, power or privilege.
Except as may be required by law, all payments to be made hereunder by the applicable Borrower shall be made without set-off or counterclaim, in immediately available funds and in Dollars at and for the account of the Lender.
Each Loan evidenced by this Note and all payments and prepayments of the principal thereof and any outstanding balance and interest thereon and the respective dates thereof shall be recorded by the Lender in its books and records (which may be electronic in nature) and at any time and from time to time may be, and shall be prior to any transfer and delivery of this Note, entered by the Lender on Schedule I attached hereto or any continuation thereto, and recorded in the Register in accordance with Section 4. The failure by the Lender to make any such entries or notations on such schedule or in its internal records or any error in such a notation shall not affect the obligations of the applicable Borrower under this Note.
In addition to the other sums payable hereunder, upon receipt of written demand therefor, each
Borrower agrees to pay to the Lender all costs and expenses (including reasonable attorneys’ fees) which may be incurred in connection with the enforcement of such Borrower’s obligations hereunder.
All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, facsimiled or delivered, if to a Borrower, at the address of such
Borrower set forth underneath such Borrower’s signature, if to the Lender, at Brookfield Corporate
Treasury Ltd., 181 Bay Street, Suite 300, Toronto ON M5J 2T3 Canada, or in each case at such other address as may hereafter be specified by any such Person to the other party in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if facsimiled, when transmitted and (iii) if delivered, upon delivery.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK. Each Borrower hereby consents to the service of process in any action or proceeding brought against it by the Lender by means of registered mail to the last known address to such Borrower. Nothing herein, however, shall prevent service of process by any other means recognized as valid by law within or without the State of New York. EACH BORROWER HEREBY
WAIVES AND AGREES TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING, OR COUNTERCLAIM INSTITUTED WITH RESPECT TO ANY MATTER
WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE. By the
execution of this Note, each Borrower hereby submits to the jurisdiction of courts located in the County of
New York, State of New York.
This Note may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement.
The Loans are payable “on demand”, but subject to the terms of Section 12 of the Letter Agreement.
[SIGNATURE PAGE FOLLOWS]
BORROWER:
Brookfield REIT Operating Partnership L.P.
By: Brookfield REIT OP GP LLC,
      its general partner
By: Brookfield Real Estate Income Trust Inc., its sole
member
By: /s/ Theodore Hanno
Name: Theodore Hanno
Title: Managing Director
Address: c/o Brookfield Place New York
225 Liberty Street, 8th Floor
New York NY 10281
ACCEPTED AND AGREED AS OF THE DATE
FIRST ABOVE WRITTEN:
Brookfield US Inc.
By: /s/ Jennifer Ritchie
Name: Jennifer Ritchie
Title: Vice President
SCHEDULE I TO MASTER NOTE

Borrower	Date	Interest Period	Principal	Interest	Interest Rate	Unpaid Principal Balance of Note

SCHEDULE II TO MASTER NOTE

Borrower	Jurisdiction of Organization
Brookfield REIT Operating Partnership L.P.	Delaware